Exhibit 99.2
NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
(Unaudited)
DISCLAIMER:
The Company strongly encourages investors to read its annual and quarterly filings with the Securities and Exchange Commission (the “SEC Filings”), including the financial statements and description of risk factors therein. Although certain information included in this chart is intended to be identical to information in the SEC Filings, in the event of a conflict between information included in the SEC Filings and in this chart, the SEC Filings should be relied upon. Other information included in this chart represents financial metrics compiled by the Company for internal use in analyzing certain aspects of its business (the “Internal Metrics”). The Internal Metrics represent management’s good faith estimates as of the date of this chart, and the Company makes no representations as to either their accuracy or completeness. The Company disclaims any obligation to update this chart to reflect future events or circumstances or to correct inaccuracies in historical information.

	2007				2006				Full Year
All numbers in $000s except Per Share, People data
and percentages	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	2007	2006	2005
Revenues Before Reimbursements	179,693	167,057	169,650	164,838	157,915	150,380	147,691	149,119	681,238	605,105	508,874
Reimbursements	23,595	23,790	19,983	18,452	21,305	20,906	17,298	17,131	85,820	76,640	66,618
Total Revenues	203,288	190,847	189,633	183,290	179,220	171,286	164,989	166,250	767,058	681,745	575,492
Y/Y Growth rate	13%	11%	15%	10%	19%	13%	18%	23%	13%	18%	19%
Q/Q Growth rate	7%	1%	3%	2%	5%	4%	-1%	11%	N/A	N/A	N/A

Geographic Revenues as % of Total
U.S. Operations	84%	85%	86%	89%	90%	91%	90%	93%	86%	91%	97%
Non U.S. Operations	16%	15%	14%	11%	10%	9%	10%	7%	14%	9%	3%

Cost of Services Before Reimbursements	109,544	104,405	105,849	101,234	91,648	85,259	84,668	87,528	421,032	349,103	299,180
% of Revenues Before Reimbursements	61%	62%	62%	61%	58%	57%	57%	59%	62%	58%	59%

General & Administrative Expenses	37,203	35,680	34,144	34,403	32,196	32,445	32,018	30,920	141,430	127,579	100,452
% of Revenues Before Reimbursements	21%	21%	20%	21%	20%	22%	22%	21%	21%	21%	20%

EBITDA (1)	25,683	23,675	29,657	27,924	36,005	23,342	31,005	30,671	106,939	121,023	107,992
% of Revenues Before Reimbursements	14%	14%	17%	17%	23%	16%	21%	21%	16%	20%	21%
Adjusted EBITDA (1)	32,946	26,972	29,657	29,201	34,071	32,676	31,005	30,671	118,776	128,423	109,242
% of Revenues Before Reimbursements	18%	16%	17%	18%	22%	22%	21%	21%	17%	21%	21%

Operating Income	16,713	14,108	21,878	20,567	29,822	17,232	25,168	25,442	73,266	97,664	89,241
% of Revenues Before Reimbursements	9%	8%	13%	12%	19%	11%	17%	17%	11%	16%	18%
Net Income	5,976	4,733	11,350	11,337	16,645	8,561	13,962	13,806	33,396	52,974	49,856
% of Revenues Before Reimbursements	3%	3%	7%	7%	11%	6%	9%	9%	5%	9%	10%
Y/Y Growth rate	-64%	-45%	-19%	-18%	44%	-35%	13%	8%	-37%	6%	71%
Q/Q Growth rate	26%	-58%	0%	-32%	94%	-39%	1%	19%	N/A	N/A	N/A

Net Income Per Diluted Share	0.13	0.10	0.21	0.20	0.30	0.16	0.26	0.26	0.66	0.97	0.95
Shares used in computing income per diluted share	46,533	46,462	54,126	55,907	55,529	55,090	54,664	53,527	50,757	54,703	52,390

Balance Sheet
Cash and cash equivalents	11,656	21,149	19,691	21,173	11,745	14,254	12,263	18,263	11,656	11,745	14,871
Trade accounts receivable, net	189,616	202,097	195,970	179,876	168,062	174,052	164,789	167,111	189,616	168,062	145,616
Days Sales Outstanding	77	90	87	81	78	84	83	81	77	78	80
Debt	256,616	310,398	303,497	63,506	33,567	54,617	75,661	94,107	256,616	33,567	40,800

Share-based compensation expense related to consulting personnel	1,425	3,669	4,397	2,756	2,857	1,983	2,818	2,607	12,247	10,265	7,504

Employee Data (Period End)
Billable	1,944	2,009	1,907	1,928	1,871	1,781	1,732	1,787	1,944	1,871	1,705
Non-billable	543	565	557	522	494	490	504	484	547	493	421
Total	2,487	2,574	2,464	2,450	2,365	2,271	2,236	2,271	2,491	2,364	2,126

Segment Information

Business Segment Revenues
North American Dispute and Investigative Services	85,620	81,633	80,754	76,727	71,217	78,440	72,409	74,000	324,734	296,066	274,367
%of Total Revenues	42%	43%	43%	42%	40%	46%	44%	45%	42%	43%	48%
North American Business Consulting Services	98,330	91,244	94,399	95,179	96,648	84,712	85,216	89,876	379,152	356,452	298,994
%of Total Revenues	48%	48%	50%	52%	54%	49%	52%	54%	49%	52%	52%
International Consulting Operations	19,338	17,970	14,480	11,384	11,355	8,134	7,364	2,374	63,172	29,227	2,131
%of Total Revenues	10%	9%	8%	6%	6%	5%	4%	1%	8%	4%	0%

Segment Operating Profit
North American Dispute and Investigative Services	32,666	31,809	30,910	31,144	29,443	34,555	34,192	30,668	126,529	128,858	118,662
% of Revenues Before Reimbursements	42%	43%	41%	44%	46%	48%	50%	44%	42%	47%	48%
North American Business Consulting Services	33,030	29,629	30,072	31,033	35,035	28,651	27,620	32,363	123,764	123,669	97,226
% of Revenues Before Reimbursements	39%	38%	37%	37%	42%	39%	38%	42%	38%	40%	38%
International Consulting Operations	5,878	4,883	7,216	4,183	4,646	3,898	4,029	1,167	22,160	13,740	1,310
% of Revenues Before Reimbursements	34%	33%	53%	44%	48%	61%	65%	54%	40%	56%	67%

Other Operating Data

Average Billable Full Time Equivalant Headcount
North American Dispute and Investigative Services	811	804	790	792	787	774	753	783	790	774	690
North American Business Consulting Services	998	1,001	1,003	1,053	973	927	934	945	1,018	945	916
International Consulting Operations	176	157	97	89	61	52	42	5	154	40	2
Total Company	1,985	1,962	1,890	1,933	1,821	1,752	1,729	1,733	1,962	1,759	1,608
Average Bill Rate
North American Dispute and Investigative Services	285	282	276	265	258	262	253	248	277	255	237
North American Business Consulting Services	196	200	203	201	201	207	201	197	200	201	190
International Consulting Operations	284	267	251	257	249	240	227	252	267	240	254
Total Company	240	238	236	230	227	232	224	220	236	226	210
Average utilization (based off 1,850 hrs)
North American Dispute and Investigative Services	78%	75%	76%	78%	75%	79%	76%	78%	77%	77%	78%
North American Business Consulting Services	80%	79%	76%	77%	79%	77%	78%	81%	78%	79%	79%
International Consulting Operations	66%	71%	85%	86%	92%	93%	108%	104%	75%	97%	103%
Total Company	78%	77%	77%	78%	77%	78%	78%	80%	77%	78%	78%

(1)	See accompanying reconciliation of EBITDA and Adjusted EBITDA.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO OPERATING INCOME

	2007				2006				Full Year
All numbers in $000s	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	2007	2006	2005
Operating Income	16,713	14,108	21,878	20,567	29,822	17,232	25,168	25,442	73,266	97,664	89,241
Depreciation	4,274	4,189	3,995	3,721	3,520	3,709	3,221	2,950	16,179	13,400	10,213
Amortization	4,696	5,378	3,784	3,636	2,663	2,401	2,616	2,279	17,494	9,959	8,538

EBITDA (2)	25,683	23,675	29,657	27,924	36,005	23,342	31,005	30,671	106,939	121,023	107,992

Operating Costs
Separation and Severance costs	2,663	3,348	—	1,277	—	—	—	—	7,288	—	—
Office consolidation	4,600	2,150	—	—	—	—	—	—	6,750	—	—
Gain on sale of property	—	(2,201)	—	—	—	—	—	—	(2,201)	—	—
Litigation Charge	—	—	—	—	(1,934)	9,334	—	—	—	7,400	1,250

Adjusted EBITDA (2)	32,946	26,972	29,657	29,201	34,071	32,676	31,005	30,671	118,776	128,423	109,242

(2)	EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.
Confidential & Proprietary